UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): June 29, 2009
Cinemark Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33401	20-5490327
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3900 Dallas Parkway, Suite 500, Plano, Texas 75093
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 972.665.1000
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On June 29, 2009, Cinemark, Inc., our wholly-owned subsidiary (“Cinemark Inc.”), announced that as part of its previously announced tender offer and consent solicitation, it has accepted for purchase and payment (the “Early Settlement”) all of its 9 3/4% Senior Discount Notes due 2014 (the “Notes”) that were validly tendered at or prior to 5:00 p.m., New York City time, on June 26, 2009 (the “Consent Date”) and not validly withdrawn. Payment for the Notes pursuant to the Early Settlement was made by Cinemark Inc. on June 29, 2009.
In connection with the Early Settlement, Cinemark Inc. entered into a supplemental indenture, effective as of June 29, 2009 (the “Supplemental Indenture”), to the Indenture, dated as of March 31, 2004, pursuant to which the Notes were issued (the “Indenture”). As detailed in Cinemark Inc.’s Offer to Purchase and Consent Solicitation Statement, dated June 15, 2009, the Supplemental Indenture eliminates substantially all of the restrictive covenants and certain event of default provisions contained in the Indenture.
The foregoing is intended to be a summary of the terms of the Supplemental Indenture and is qualified in its entirety by reference to the Supplemental Indenture, attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.
Item 3.03 Material Modifications to Rights of Security Holders.
The information provided in Item 1.01 is incorporated by reference herein.
As a result of the amendments to the Indenture described in Item 1.01, the holders of the Notes will no longer be entitled to the benefits of such covenants and event of default provisions, and Cinemark Inc. will be permitted to take certain actions previously prohibited by the Indenture.
Item 7.01. Regulation FD Disclosure.
On June 29, 2009, Cinemark Inc. issued a press release announcing the early settlement of its tender offer and consent solicitation. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)      Exhibits.

Exhibit No.	Exhibit Description
4.1	First Supplemental Indenture dated June 29, 2009.

99.1	Press Release dated June 29, 2009.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK HOLDINGS, INC.
By:	/s/ Michael D. Cavalier
	Name:	Michael D. Cavalier
	Title:	Senior Vice President - General Counsel

Date: June 30, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1	First Supplemental Indenture dated June 29, 2009.

99.1	Press Release dated June 29, 2009.

4